Exhibit 7.4

REGULATION S
NON U.S. PERSON REPRESENTATIONS
规则S
非美国人声明

Moqizone Holding Corp.
C/O TriPoint Global Equities
17 State Street, 20th Floor
New York, NY 10004

Each Transferee receiving Securities pursuant to Regulation S under the Securities Act of 1933, as amended (“Securities Act”) must complete, sign and deliver this Regulation S Non U.S. Person Representations (“Representations”) to the Company, certifying that the transfer is being made in compliance with Regulation S.  Each Transferee represents and warrants to the Company as follows:

根据1933证券法下规则S而获得证券的各受让人必须将填写并签名的此“规则S非美国人声明”交给公司，表明此证券转让符合规则S的要求。各受让人于此向公司声明和保ť 77;如下：

1.	At the time of the transfer of the Securities, such person or entity was outside the United States.

在转让证券发生时，此人或企业在美国境外。

2.
Such person or entity is receiving the Securities for such Shareholder’s own account, for investment and not for distribution or resale to others and is not receiving the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

此人或企业获得证券是为其自身投资用途，而并非为了分发或销售给他人，且获得证券并非为了任何美国人的利益，或打算违反证券法的注册要求分发给任何美国人。

3.
Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act.  Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Transfer Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

此人或企业购买和出售投资证券会(x)根据规则S在美国境外进行；(y) 根据证券法下的登记注册书；或(z) 根据证券法可以适用豁免。特别是，从转让日开始后一年内（“分销特定期限”），此人或企业不得向任何美国个体出售或在美国境内出售，除非是根据证券法下的登记注册申请书或登记豁免进行出售。

4.
Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a Distributor of such securities.

此人或企业目前没有任何计划或准备在任何预定的期限内在美国境内或向美国人出售投资证券，也没有任何预定的安排出售投资证券或作为证券的分销商。

5.
Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Transfer Date through the Distribution Compliance Period except in compliance with the Securities Act.

此人或企业，关联人或任何代表人，没有签订或有意图在分销特定期限内在美国签订或会签订关于投资证券的任何卖方期权、短线持有或任何类似的工具或持有，除非是根据证券法下的规定进行。

6.	Such person or entity consents that the Securities will bear the following legend:

此人或企业同意证券会附有以下限制交易条款：

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

7.
Such person or entity is not receiving the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

此人或企业目前没有获得任何规避证券法登记条款的交易计划或设计中的投资证券。

8.
Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

此人或企业有充分的金融、证券、投资和其他商业知识和经验来保护本交易中自己的利益。

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

此人或企业在其认为必要的范围内就投资购买投资证券咨询了其税收、法律、会计和融资顾问。

10.
Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

此人或企业明白作此投资的各种风险并且有能力在不确定的时间内承担这些风险，包括但不限于，完全损失掉其在投资证券中的投资。

11.
Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

此人或企业有途径获得公司向证监会申报的所有报表，而且在交易的过程中在其要求的前提下公司提供了其他公共信息，所有这些公共信息对于该人或企业评估投资风险是充分的。

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

此人或企业有机会就公司和投资证券发行的条件和规定提问和获得解答。

13.
Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

此人或企业没有依赖公司或任何管理人员、员工或代理在本协议之外所做的关于公司的任何陈述和保证。

14.
Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

此人或企业不会出售或转让股票，除非(A) 这些股票的转让已依据证券法登记注册或(B)可以适用登记注册豁免。

15.
Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

此人或企业在签字页提供的地址是其主要住所地（如其为个人）或主要营业地（如其为公司或其他实体）。

Date:
日期：

Transferee Signature
受让人签名

Transferee Name (Please print)
受让人姓名

Transferee Non U.S. ID/Passport Number
受让人非美国身份证/护照号码

Transferee Address
受让人地址